UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K/A

AMENDMENT NO. 1
TO
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported)	June 29, 2006

First Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Missouri	0-22842	43-1654695
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

142 East First Street, Mountain Grove, Missouri		65711
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code	(417) 926-5151

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On February 8, 2005, First Bancshares, Inc. ("Company") filed a Form 8-K to report that Dr. James F. Moore, Jr., a director of the Company and its financial institution subsidiary, First Home Savings Bank, had announced that he would retire upon the expiration of his term in October 2005. Dr. Moore's term, however, did not expire until October 2006 and he has continued to serve as a director of the Company and the Bank. Accordingly, the Form 8-K filed on February 8, 2005 is being amended to announce that Dr. Moore will retire as a director of the Company and the Bank effective with the expiration of his term in October 2006.

        Dr. Moore has served as a director of the Company since 1993 and currently serves on the Company's Executive and Audit Committees. Dr. Moore did not cite any disagreement with the Company in announcing his intention not to stand for re-election.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2006                                             FIRST BANCSHARES, INC.

                                                                            /s/James W. Duncan
                                                                            James W. Duncan
                                                                            President and Chief Executive Officer

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